EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS STRONG FIRST QUARTER RESULTS

LITTLETON, CO - May 11, 2005 - ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the first quarter ended March 31, 2005. See attached tables.

First Quarter Financial Highlights - versus fiscal 2004 first quarter
*  Total revenues increased 41% to $2.2 million.
*  Operating income was $55,000 versus an operating loss of $14,000.
* Net income was $95,000 as compared to a net loss of $24,000. Net earnings per diluted share were $0.02, calculated on 36% more shares outstanding due to the successful completion of a one million-share private equity placement in August 2004, compared to net loss of $0.01 per share in the first quarter of last year.

Dr. Michael Durham, President of ADA-ES, stated, "We are pleased to start the year off with a strong quarter, during which we saw continued strength in our mercury emission control segment, where sales rose 57% during the period. The key driver of the revenue increase was the demand for engineering services to evaluate mercury control options for utility clients, which represents the first stage of commercial sales. We anticipate that this portion of the mercury segment will produce approximately $2 million in revenues this year."

Dr. Durham continued, "The new State mercury regulations, recent Federal emission limits for industrial coal-fired boilers, and construction of new power plants continue to create a market for our commercial control technology over the next four to six years. Our long-term growth will be defined by the market created by a Federal regulation on utility boilers, such as the Clean Air Mercury Rule ("CAMR") issued by EPA in March. Although CAMR is facing legal challenges from State officials and environmental groups because it does not require greater reductions in mercury emissions, we still expect it to create business opportunities for ADA-ES. In response to the lack of stringency of CAMR, several State legislatures have initiated legislative and administrative processes for new regulations that would further limit mercury emissions, thus further increasing the market for ADA-ES products."

Dr. Durham concluded, "We continue to expect healthy revenue growth for 2005, and remain extremely enthusiastic about the Company's near and long-term business prospects."

Conference Call
Management will conduct a conference call on Wednesday, May 11, 2005 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 706-679-3200 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

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ADA-ES, Inc. News Release					   			Page 2
May 11, 2005

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.



Contact:
ADA-ES, Inc.			  -or-        Investor Relations
Counsel
Michael D. Durham, Ph.D., MBA, President	  The Equity Group Inc.
Mark H. McKinnies, CFO				  www.theequitygroup.com
(303) 734-1727		                    Loren G. Mortman, (212) 836-9604
www.adaes.com 					  LMortman@equityny.com
							  Lauren Barbera, (212) 836-9610
							  LBarbera@equityny.com

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ADA-ES, Inc. News Release			                    Page 3
May 11, 2005

                       ADA-ES, Inc. and Subsidiary
          Condensed Consolidated Statements of Operations (Unaudited)
                 Three Months Ended March 31, 2005 and 2004
                 (amounts in thousands, except per share)

                                                2005       2004
REVENUES:                                      ------    -------
     Mercury emission control                  $1,607    $ 1,021
     Flue gas conditioning                        507        421
     Combustion aids and other                     58         98
                                                -----      -----
        Total revenues                          2,172      1,540

COST OF SERVICES                                1,265        846
                                                -----      -----
GROSS MARGIN                                      907        694

COST AND EXPENSES:
    General and administrative                    552        456
    Research & development                        258        216
    Depreciation and amortization                  42         36
                                                -----      -----
             Total expenses                       852        708
                                                -----      -----
OPERATING INCOME (LOSS)                            55        (14)

OTHER INCOME (EXPENSE):
    Interest expense                               (1)       (14)
    Other, net                                     70          4
                                                -----      -----
     Total other income (expense)                  69        (10)
                                                -----      -----
INCOME (LOSS)BEFORE TAX                           124        (24)
PROVISION FOR TAX EXPENSE                         (29)        -
                                                -----      -----
NET INCOME (LOSS)                                  95        (24)
UNREALIZED LOSSES ON CERTAIN INVESTMENTS
  IN SECURITIES, net of tax                       (18)        -
                                                -----      -----
COMPREHENSIVE INCOME (LOSS)                    $   77     $  (24)
                                               ======     ======
NET INCOME (LOSS)PER COMMON Share -
  (Basic and Diluted):                         $  .02     $ (.01)
                                               ======     ======
WEIGHTED AVERAGE BASIC COMMON SHARES
 OUTSTANDING):                                  4,811      3,687
                                               ======     ======
WEIGHTED AVERAGE DILUTED COMMON SHARES
 OUTSTANDING):                                  5,029      3,702
                                               ======     ======
See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for March 31, 2005.



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ADA-ES, Inc. News Release                           	   Page 4
May 11, 2005


                    ADA-ES, Inc. and Subsidiary
           Condensed Consolidated Balance Sheets (Unaudited)
                         (amounts in thousands)

                                                        3/31/05   12/31/04
                           	ASSETS

CURRENT ASSETS:
  Cash, and cash equivalents                            $ 1,990  $ 2,108
  Trade receivables, net of allowance for doubtful
   accounts                                               1,576    1,198
Investment in securities                                  1,999      713
  Prepaid expenses, inventory and other                     224      248
                                                          -----    -----
      Total current assets	                            5,789    4,267

PROPERTY AND EQUIPMENT, at cost                           1,366    1,345
    Less accumulated depreciation and amortization         (936)    (896)
                                                          -----    -----
          Net property and equipment        	            430      449

GOODWILL, net of amortization                             2,024    2,024
INTANGIBLE ASSETS, net of amortization                      151      146
INVESTMENT IN SECURITIES                                  4,506    5,812
DEFERRED TAX BENEFIT and other assets                       627      382
                                                         ------    -----
TOTAL ASSETS       	                                $13,527  $13,080
	                         	                     ======   ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable	                                      $   311  $   433
  Accrued expenses                                          350      403
  Deferred revenues                                         238      202
                                                          -----    -----
	Total current liabilities                             899    1,038
                                                          -----    -----
LONG-TERM LIABILITIES:
  Deferred compensation and other liabilities	             25       32
                                                          -----    -----
      Total long-term liabilities                            25       32
                                                          -----    -----
STOCKHOLDERS' EQUITY:
  Common stock no par value                              13,650   13,134
  Accumulated comprehensive income                           16       34
  Accumulated deficit	                                 (1,063)  (1,158)
                                                         ------   ------
	Total stockholders' equity                         12,603   12,010
                                                         ------   ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	        $13,527  $13,080
                                                         ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for March 31, 2005.

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